Registration No. 333-

   As filed with the Securities and Exchange Commission on March 22, 2000

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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933

                              ----------------

                              Hub Group, Inc.
           (Exact Name of Registrant as Specified in its Charter)

                Delaware                             36-4007085
     State or Other Jurisdiction          (I.R.S. Employer Identification No.)
  of Incorporation or Organization)

  377 East Butterfield Road, Suite 700
           Lombard, Illinois                            60148
 (Address of Principal Executive Offices)             (Zip Code)

               Hub Group, Inc. 1999 Long-Term Incentive Plan
                          (Full Title of the Plan)


                               Mark A. Yeager
                              Hub Group, Inc.
                    377 East Butterfield Road, Suite 700
                          Lombard, Illinois 60148
                  (Name and Address of Agent For Service)

                               (630) 271-3600
       (Telephone Number, Including Area Code, of Agent For Service)


                      CALCULATION OF REGISTRATION FEE

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

                                                                  Proposed            Proposed
             Title Of                                             Maximum             Maximum
            Securities                       Amount            Offering Price         Aggregate          Amount of
         To Be Registered               To Be Registered        Per Share(1)       Offering Price      Registration Fee
------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par
value $.01 per share.....               600,000 Shares(2)       $16.0625            $9,637,500.00            $2,544.30
========================================================================================================================

(1) Pursuant to Rule 457(h)(1), the offering price of the Class A Common Stock was computed on the basis of the average of the high and low sales prices of the Class A Common Stock on the Nasdaq Stock Market on March 17, 2000.
(2) The number of shares of Class A Common Stock to be registered may be adjusted in accordance with the provisions of the Plan in the event that, during the period that the Plan is in effect, the number of shares of Class A Common Stock is increased or decreased or such shares are changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any Class A Common Stock dividends or similar events without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Class A Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by Hub Group, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 0-27754, are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Company's Annual Report on Form 10-K for the Year ended December 31, 1998;

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999, respectively; and

         (c) The description of Class A Common Stock included in the Company's Registration Statement on Form 8-A filed with the Commission on February 13, 1996.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         (a) The Delaware General Corporation Law ("DGCL") (Section 145) gives the Company broad powers to indemnify its present and former directors and officers and those of affiliated entities against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, gives such a director or officer who successfully defends an action the right to be so indemnified, and authorizes the Company to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

         (b) Article Eleventh of the Certificate of Incorporation of the Registrant permits, and Article VI of the By-Laws of the Registrant provides for, indemnification of directors, officers, employees and agents to the fullest extent permitted by law.

         (c) In accordance with Section 102(b)(7) of the DGCL, the Company's Certificate of Incorporation provides that directors shall not be liable for monetary damages for breaches of their fiduciary duties as directors except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may be amended from time to time.




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Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii)    To include any material information
                                    with respect to the plan of
                                    distribution not previously disclosed
                                    in the registration statement or any
                                    material change to such information in
                                    the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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


         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions,or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


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                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Lombard, State of Illinois, on March 22, 2000.

                               HUB GROUP, INC.


                               By /s/ David P. Yeager
                                  ----------------------------------------
                                  David P. Yeager
                                  Chief Executive Officer and Vice Chairman


                             POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Phillip C. Yeager, David P. Yeager, Thomas L. Hardin and Mark A. Yeager and each of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of such person, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 22, 2000.


                                                  Title
                                                  ------
/s/ David P. Yeager
----------------------       Vice-Chairman, Chief Executive Officer
    David P. Yeager          and Director


/s/ Jay E. Parker
----------------------       Vice President-Finance and Chief Financial Officer
    Jay E. Parker            (Principal Financial and Accounting Officer)


/s/ Phillip C. Yeager
----------------------       Chairman and Director
    Phillip C. Yeager


/s/ Thomas L. Hardin
----------------------       President, Chief Operating Officer and Diretor
    Thomas L. Hardin


    Charles R. Reaves
----------------------       Director
    Charles R. Reaves


/s/ Martin P. Slark
----------------------       Director
    Martin P. Slark


/s/ Gary D. Eppen
----------------------       Director
    Gary D. Eppen





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                               EXHIBIT INDEX


Exhibit                       Description of Exhibit
Number                        ----------------------
-------




4.1 Certificate of Incorporation, as amended (incorporated by reference to Exhibits 3.1 and 3.3 to Registration Statement on Form S-1, Registration Statement No. 33-90210)

4.2 By-Laws (incorporated by reference to Exhibit 3.2 to Registration Statement on Form S-1, Registration Statement No. 33-90210)

4.3        Hub Group, Inc. 1999 Long-Term Incentive Plan

5.1        Opinion of Mayer, Brown & Platt

23.1       Consent of Mayer, Brown & Platt (included in Exhibit 5.1)

23.2       Consent of Arthur Andersen LLP

24.1 Power of Attorney (included on the signature page of this Registration Statement)





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